     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 31, 2001

                                                      REGISTRATION NO. 333-65026
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 2
                                       TO

                                    FORM F-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------
                                 BUNGE LIMITED

             (Exact name of Registrant as specified in its charter)

            BERMUDA                             2070
 N/A
(PROVINCE OR OTHER JURISDICTION     (PRIMARY STANDARD INDUSTRIAL    (I.R.S.
EMPLOYER IDENTIFICATION
               OF                   CLASSIFICATION CODE NUMBER)
 NO.,
 INCORPORATION OR ORGANIZATION)                                              IF
APPLICABLE)

                                 50 MAIN STREET
                          WHITE PLAINS, NEW YORK 10606
                                 (914) 684-2800

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER OF REGISTRANT'S PRINCIPAL
                               EXECUTIVE OFFICES)

                                 BUNGE LIMITED
                                 50 MAIN STREET
                          WHITE PLAINS, NEW YORK 10606
              ATTENTION: WILLIAM M. WELLS, CHIEF FINANCIAL OFFICER
                                 (914) 684-2800

           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   Copies to:

           ANDREW B. JANSZKY                                JEFFREY SMALL
          SHEARMAN & STERLING                           DAVIS POLK & WARDWELL
         599 LEXINGTON AVENUE                           450 LEXINGTON AVENUE
       NEW YORK, NEW YORK 10022                       NEW YORK, NEW YORK 10017
            (212) 848-4000                                 (212) 450-4000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /
                            ------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A) OF THE ACT, MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Sections 29 and 30 of the bye-laws of Bunge Limited ("Bunge") provide, in part, that Bunge shall indemnify its directors, secretary and officers from and against all actions, costs, charges, losses, damages and expenses which they may incur in the performance of their duties as director, secretary or officer, provided that such indemnification does not extend to any matter in respect of any fraud or dishonesty which may attach to any such persons. Section 98 of the Companies Act 1981, as amended, of Bermuda permits a company to indemnify a director or officer against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favor or in which he is acquitted or when he is relieved from liability by the court under section 281 of the Companies Act 1981.

    Bunge maintains standard policies of insurance under which coverage is provided (a) to its directors, secretary and officers against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to Bunge with respect to payments which may be made by Bunge to such directors, secretary and officers pursuant to the above indemnification provision or otherwise as a matter of law.

    The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides for indemnification of Bunge's directors and officers by the underwriters against certain liabilities.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

    Since 1998, Bunge has made the following sales of unregistered securities:

        (a) the issuance of 170,000 shares of US$.01 par value redeemable preferred stock by the registrant's wholly owned subsidiary, Bunge First Capital Limited, for $1,000 per share, to one sophisticated, accredited investor in December 2000. Salomon Smith Barney Inc. acted as placement agent in connection with this transaction and received a commission of $5,000,000.

        (b) $107,000,000 aggregate principal amount of 8.51% three-year trust certificates and $18,000,000 aggregate principal amount of 8.61% five-year trust certificates issued by a trust established by a subsidiary of the registrant and sold to seven sophisticated, accredited investors, at par value in December 2000.

        (c) the issuance of 1,200,000 shares, par value US$.01 per share, to Bunge International Limited in exchange for 12,000 common shares, par value US$1 per share, of the registrant in July 2001.

    Such issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof relative to transactions by an issuer not involving any public offering or the rules and regulations thereunder.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(A) EXHIBITS

    The following exhibits are filed as part of this Registration Statement:


EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
         1.1**          Form of Underwriting Agreement

         3.1**          Memorandum of Association

         3.2**          Bye-laws

EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
         4.1**          Form of Common Share Certificate

         4.2**          Form of Shareholder Rights Plan

         5.1**          Opinion of Conyers Dill & Pearman

         8.1**          Tax Opinion of Conyers Dill & Pearman

         8.2*           Tax Opinion of Shearman & Sterling

        10.1**          Administrative Services Agreement dated as of July 1,
2001
                        between Bunge Limited and Bunge International Limited

        10.2** Registration Rights Agreement dated as of June 25, 2001 between Bunge Limited and the shareholders of Bunge
                        International Limited

        10.3**          Pooling Agreement, dated as of August 25, 2000, between
                        Bunge Funding Inc., Bunge Management Services Inc., as
                        Servicer, and The Chase Manhattan Bank, as Trustee

        10.4**          First Amended and Restated Series 2000-1 Supplement,
dated
                        as of July 12, 2001, between Bunge Funding Inc., Bunge
                        Management Services Inc., as Servicer, Cooperative
Centrale
                        Raiffeisen-BoerenleenBank B.A., "Rabobank
International",
                        New York branch, as Letter of Credit Agent, The Chase
                        Manhattan Bank, as Administrative Agent, The Bank of New
                        York, as Collateral Agent and Trustee, and Bunge Asset
                        Funding Corp., as Series 2001-1 Purchaser.

        10.5*           Loan Agreement dated May 17, 2001 between Bunge Limited
and
                        Bunge International Limited

        10.6*           Security Agreement dated May 17, 2001 between Bunge
Limited
                        and Bunge International Limited

        21.1**          Subsidiaries of the Registrant

        23.1**          Consent and Report on Schedules of Deloitte & Touche

        23.2**          Consent of Deloitte Touche Tohmatsu

        23.3**          Consent of Conyers Dill & Pearman (included in Exhibits
5.1
                        and 8.1)

        23.4*           Consent of Shearman & Sterling (included in Exhibit 8.2)

        24.1*           Power of Attorney (included on signature page)


    Pursuant to Item 601(b)(4) of Regulation S-K, certain instruments with respect to the registrant's long-term debt are not filed with this registration statement. The registrant will furnish a copy of any such long-term debt agreement to the SEC upon request.

------------------------

*   Filed herewith.

**  Previously filed.

(B) FINANCIAL STATEMENT SCHEDULE

                         BUNGE LIMITED AND SUBSIDIARIES
                 SCHEDULE II--VALUATION AND QUALIFYING ACCOUNTS
                               (US$ IN MILLIONS)

                                                                 ADDITIONS
                                       BALANCE AT
---------------------------------
                                      BEGINNING OF   CHARGED TO COSTS
CHARGED TO      DEDUCTIONS      BALANCE AT
DESCRIPTION                              PERIOD        AND EXPENSES     OTHER
ACCOUNTS   FROM RESERVES   END OF PERIOD
-----------                           ------------   ----------------
--------------   -------------   -------------
FOR THE YEAR ENDED DECEMBER 31, 1998
  Allowance for doubtful accounts...      $ 49              16
(3)(a)           (7)(b)        $ 55
  Income tax valuation allowance....      $127               4
(8)(a)           --            $123

FOR THE YEAR ENDED DECEMBER 31, 1999
  Allowance for doubtful accounts...      $ 55              15
(7)(a)           (6)(b)        $ 57
  Income tax valuation allowance....      $123              32
(30)(a)           --            $125

FOR THE YEAR ENDED DECEMBER 31, 2000
  Allowance for doubtful accounts...      $ 57               7                 6
(a)          (11)(b)        $ 59
  Income tax valuation allowance....      $125               9
(11)(a)          (28)(c)          95

------------------------

(a) Foreign exchange translation adjustments for all periods and effects of acquisitions of subsidiaries for 2000.

(b) Write-off of uncollectible accounts.

(c) Reversal of previously reserved net operating losses resulting from a merger of our Brazilian subsidiaries.

ITEM 9. UNDERTAKINGS.

    (a) The undersigned hereby undertakes that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    (b) The undersigned registrant hereby undertakes that:

        (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to under Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

        (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (c) The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such determination and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in White Plains, New York on July 31, 2001.


                                                       BUNGE LIMITED

                                                       By:  /s/ ALBERTO WEISSER

-----------------------------------------
                                                            Alberto Weisser
                                                            Chief Executive
Officer and Chairman of
                                                            the Board of
Directors

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby appoints Alberto Weisser and William M. Wells his true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission and the Bermuda Registrar of Companies, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this registration statement and any related Rule 462(b) registration statement or any amendment thereto necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission and the Companies Act 1981 of Bermuda in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been duly signed below by the following persons in the capacities and on the dates indicated.


                        NAME                           TITLE
          DATE
                        ----                           -----
          ----
                 /s/ ALBERTO WEISSER                   Chief Executive Officer
and
     -------------------------------------------         Chairman of the Board
of     July 31, 2001
                   Alberto Weisser                       Directors

                /s/ WILLIAM M. WELLS
     -------------------------------------------       Chief Financial Officer
     July 31, 2001
                  William M. Wells

              /s/ THEODORE P. FOX, III
     -------------------------------------------       Controller and Principal
     July 31, 2001
                Theodore P. Fox, III                     Accounting Officer

                 /s/ JORGE BORN, JR.
     -------------------------------------------       Director
     July 31, 2001
                   Jorge Born, Jr.

                        NAME                           TITLE
          DATE
                        ----                           -----
          ----
                 /s/ ERNEST BACHRACH
     -------------------------------------------       Director
     July 31, 2001
                   Ernest Bachrach

                 /s/ ENRIQUE BOILINI
     -------------------------------------------       Director
     July 31, 2001
                   Enrique Boilini

                 /s/ MICHAEL BULKIN
     -------------------------------------------       Director
     July 31, 2001
                   Michael Bulkin

                /s/ OCTAVIO CARABALLO
     -------------------------------------------       Director
     July 31, 2001
                  Octavio Caraballo

                /s/ FRANCIS COPPINGER
     -------------------------------------------       Director
     July 31, 2001
                  Francis Coppinger

    /s/ BERNARD DE LA TOUR D'AUVERGNE LAURAGUAIS
     -------------------------------------------       Director
     July 31, 2001
      Bernard de La Tour d'Auvergne Lauraguais

                 /s/ WILLIAM ENGELS
     -------------------------------------------       Director
     July 31, 2001
                   William Engels

               /s/ CARLOS BRAUN SAINT
     -------------------------------------------       Director
     July 31, 2001
                 Carlos Braun Saint

              /s/ LUDWIG SCHMITT-RHADEN
     -------------------------------------------       Director
     July 31, 2001
                Ludwig Schmitt-Rhaden

/s/ WILLIAM M. WELLS
-------------------------------------------            Authorized Representative
Bunge Limited, U.S. office                               in the United States
     July 31, 2001
By: William M. Wells, Chief Financial Officer

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                  DESCRIPTION
-------                 -----------
        1.1**           Form of Underwriting Agreement

        3.1**           Memorandum of Association

        3.2**           Bye-laws

        4.1**           Form of Common Share Certificate

        4.2**           Form of Shareholder Rights Plan

        5.1**           Opinion of Conyers Dill & Pearman

        8.1**           Tax Opinion of Conyers Dill & Pearman

        8.2*            Tax Opinion of Shearman & Sterling

       10.1**           Administrative Services Agreement dated July 1, 2001
between
                        Bunge Limited and Bunge International Limited

       10.2**           Registration Rights Agreement dated June 25, 2001
between
                        Bunge Limited and the shareholders of Bunge
International
                        Limited

       10.3**           Pooling Agreement, dated as of August 25, 2000, between
                        Bunge Funding Inc., Bunge Management Services Inc., as
                        Servicer, and The Chase Manhattan Bank, as Trustee.

       10.4**           First Amended and Restated Series 2000-1 Supplement,
dated
                        as of July 12, 2001, between Bunge Funding Inc., Bunge
                        Management Services Inc., as Servicer, Cooperative
Centrale
                        Raiffeisen-BoerenleenBank B.A., "Rabobank
International",
                        New York branch, as Letter of Credit Agent, The Chase
                        Manhattan Bank, as Administrative Agent, The Bank of New
                        York, as Collateral Agent and Trustee, and Bunge Asset
                        Funding Corp., as Series 2001-1 Purchaser.

       10.5*            Loan Agreement dated May 17, 2001 between Bunge Limited
and
                        Bunge International Limited

       10.6*            Security Agreement dated May 17, 2001 between Bunge
Limited
                        and Bunge International Limited

       21.1**           Subsidiaries of the Registrant

       23.1**           Consent and Report on Schedules of Deloitte & Touche

       23.2**           Consent of Deloitte Touche Tohmatsu

       23.3**           Consent of Conyers Dill & Pearman (included in Exhibits
5.1
                        and 8.1)

       23.4*            Consent of Shearman & Sterling (included in Exhibit 8.2)

       24.1*            Power of Attorney (included on signature page)


------------------------

*   Filed herewith.

**  Previously filed.